Exhibit 99.1
NV5 Announces 4-for-1 Stock Split; Enhances Accessibility of Stock Ownership for Employees and Investors

HOLLYWOOD, Fla., September 25, 2024 – NV5 Global, Inc. (the “Company” or “NV5”) (Nasdaq: NVEE), a provider of technology, certification, and consulting solutions, announced that it will conduct a four-for-one stock split of the Company’s common stock to make stock ownership more accessible to employees and increase liquidity in public trading of NV5 stock.

Since NV5’s initial public offering, the Company has strategically used stock-based compensation to attract and retain the industry’s top engineers and technical professionals. Equity also plays a key role in the Company’s mergers and acquisitions strategy as a component of the payment terms in most transactions. The strategic use of stock in employee compensation and acquisition consideration creates partners and promotes alignment between the interests of the Company’s employees, executive team, and NV5’s investors.

The stock split was approved by NV5’s Board of Directors and will increase the number of shares of NV5’s outstanding common stock to approximately 65.1 million shares.

“NV5 stock ownership plays a key role in recruiting and retaining the best talent in our industry, as well as attracting quality, leading-edge companies through strategic mergers and acquisitions,” said Dickerson Wright, PE, Executive Chairman at NV5. “As a result of our continued growth and plans for future expansion, splitting of the stock will make stock ownership more attainable for existing employees and those employees joining NV5 through acquisitions. The more accessible stock price also provides an opportunity for new investors to invest in NV5 stock and for our traditional investors, who have been with us since the IPO, to expand their position in NVEE.”

Shareholders of record as of the close of market on October 9, 2024 are expected to receive three additional shares of common stock for every one share of common stock held after market close on October 10, 2024. NV5’s shares are expected to begin trading on a post-split basis on the Nasdaq Global Select Market at the market open on October 11, 2024.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, certification, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: construction quality assurance, infrastructure engineering, utility services, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and abroad. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com